SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K

                          Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 6, 1996



                    MBLA FINANCIAL CORPORATION
      (Exact Name of Registrant as specified in its Charter)


 Delaware                         0-21482           43-1637679
(State or other Jurisdiction     (SEC File No.)    (IRS Employer or
of Incorporation)                                  Identification No.)



 101 Vine Street, Macon, Missouri                    63552
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (816) 385-2122


 NOT APPLICABLE
(Former name or former address, if changed since last Report)

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                    MBLA FINANCIAL CORPORATION
               INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information

          On August 6, 1996, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

          Exhibit 21 -- Press Release dated August 6, 1996.





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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         MBLA FINANCIAL CORPORATION
                                                (Registrant)


                                     By: /s/ JOHN T. NEER
                                         --------------------
                                         John T. Neer
                                         President and Chief Executive Officer




Dated: August 6, 1996


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FOR IMMEDIATE RELEASE

For additional information, contact:    Clyde D. Smith
                                        Chief Financial Officer
                                        MBLA Financial Corporation
                                        Telephone (816) 385-2122



                    MBLA FINANCIAL CORPORATION
                 REPORTS FOURTH QUARTER EARNINGS
                  FOR PERIOD ENDED JUNE 30, 1996

Macon, Missouri, August 6, 1996 -- MBLA Financial Corporation, the holding company of Macon Building and Loan Association, today announced net income of $384,000 for the fourth quarter ended June 30, 1996 as compared to $368,000 for the comparable quarter ended June 30, 1995, an increase of $16,000 or 4.3%. Earnings per share were 26 cents per share for the quarter ended June 30, 1996 as compared to 25 cents per share for the quarter ended June 30, 1995.

Net income for the twelve months ended June 30, 1996 was $1,393,000 as compared to $1,452,000 for the twelve months ended June 30, 1995, a decrease of $59,000 or 4.1%. Earnings per share were 97 cents per share for the twelve months ended June 30, 1996 as compared to 96 cents per share for the twelve months ended June 30, 1995.

MBLA Financial Corporation consolidated assets on June 30, 1996 were $201
million as compared to $197.3 million at June 30, 1995.    Stockholders'
equity of the company was $28.1 million at June 30, 1996 as compared to $29 million at June 30, 1995. Stockholders' equity represents 14.0% of assets. For the twelve months ended June 30, 1996, MBLA Financial Corporation repurchased 126,664 shares of its common stock.

During the fourth quarter, MBLA Financial Corporation shares traded between $20.63 and $26.00. The stock of MBLA Financial Corporation is traded on the NASDAQ National Market System under the symbol "MBLF".

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